Exhibit 99.1

Letter to Ondas Holdings Inc. (NASDAQ: ONDS) Shareholders

July 2025

Dear Shareholders,

The global defense and security sector is undergoing a generational transformation. This shift is defined by the convergence of Physical AI, autonomous systems, advanced sensors, and networked software, creating what some refer to as a modern C5ISR ecosystem.

At Ondas, we believe we’ve positioned our Ondas Autonomous Systems business unit at the very center of this transformation.

Today, I want to speak directly to you, our shareholders, about where we are, how we got here, and what comes next.

A New Defense & Security Era is Emerging

The past decade has seen an extraordinary wave of technological innovation and capital investment in autonomy, AI, and unmanned platforms. These advances are now rapidly maturing into combat-proven and deployable capabilities across multiple domains: aerial drones, loitering munitions, autonomous ground vehicles, and next-generation ISR systems. What once were R&D experiments are now mission-ready systems being fielded by militaries and security services across the globe.

Ondas: Building for the Next Phase – Service Delivery at Scale

At this inflection point, our industry is transitioning from the age of “technology development” to the era of “service delivery.” Ondas is focused on “nailing” this transition, and we believe the rewards for doing so will be substantial.

It is our view that the Optimus System and Iron Drone Raider platforms represent two of the most advanced autonomous aerial platforms in the world.

●	Optimus delivers persistent, automated aerial intelligence at the edge, revolutionizing how data is collected, analyzed, and acted upon across public safety, defense, and critical infrastructure.

●	Iron Drone Raider is a combat-ready and purpose-built autonomous interception system built to protect against the growing threat of intruder drones in densely populated and strategically vital airspace.

These platforms are not just advanced. They are operational, modular, and mission-ready for scaled deployment. But that next step requires more than great technology. It requires building operational muscle across field services, supply chain, manufacturing, regulatory engagement, and global sales and marketing infrastructure.

The Capital Challenge: Scaling from Innovation to Impact

Here’s the reality as we see it: the defense autonomy industry is fragmented and undercapitalized. Hundreds of small companies are trying to commercialize valuable technologies, but customers cannot buy from everyone, particularly from subscale vendors. The market, including customers, supply chain and field services partners, need platform providers with the capacity to deliver at scale and, of course, with the balance sheets to support that.

Providing this scale to the market will require consolidation and investment – likely a decade long process.

Venture capital has played a critical role in nurturing this ecosystem, backing the R&D and early platform development that brought us here. But the next leg of growth, service delivery at scale, requires a different kind of capital. It requires growth capital:

●	Capital that comes with lower cost, longer horizons, and a focus on scaling operations, not just innovating in a lab.

●	Capital that is patient, strategic, and grounded in public market discipline.

Unlike venture capital, which demands high returns on high risk, growth capital is cheaper and more aligned with revenue-generating businesses delivering mature products to demanding customers. The availability of low-cost growth capital, and lots of it, given the massive defense and security markets being built today, is essential to ensuring national security and economic prosperity across the Western world.

Why Ondas, Why Now?

At Ondas, we are investing to become one of the operating platforms that defines this industry. Our strategy is focused and disciplined:

●	We are localizing go-to-market and manufacturing in the U.S., EU, and Middle East to meet rising geopolitical requirements.

●	We are expanding our global partner network, including with major primes and technology integrators.

●	We are looking to aggressively consolidate high-value assets to build a portfolio of complementary systems.

●	And we are aligning our growth plan with the needs of defense, homeland security, public safety and critical infrastructure operators across the world who seek dependable, vertically integrated partners.

But make no mistake… this race will be won by those who can scale. We believe the public markets will define the winners. The companies that attract growth capital, both retail and institutional at this critical stage of industry development, will shape the industry in the coming decade. And Ondas is committed to being one of those companies that drives this transformation by efficiently and productively deploying that capital on behalf of investors.

Building the Scalable Operations Platform to Support High Growth

As the industry shifts from fragmented innovation to integrated operations, Ondas has launched a plan to build a globally scalable platform to deliver autonomous technologies at speed and scale and tap the critical end markets where our capabilities are needed now.

In defense, homeland security, and critical infrastructure, localization is not optional. It is a strategic and operational necessity. Success in these sectors requires more than advanced technology. It requires trusted, in-region capabilities across the full value chain, including sales, customer support, manufacturing, maintenance, and regulatory compliance. This is why our operational strategy is rooted in regional investment and ecosystem engagement across the United States, the European Union, the Middle East, and other key markets.

To accelerate go-to-market and improve capital efficiency, we are expanding a high-impact partner network. Our agreement with Mistral Group unlocks key customer channels across defense and public safety, while our partnership with Detroit Manufacturing Systems enables NDAA-compliant U.S. production with rapid deployment capabilities. These partnerships, along with others including Palantir and Klear, reduce execution risk, accelerate revenue conversion, and support margin expansion by leveraging existing infrastructure and expertise.

Partnerships such as these are not symbolic. They play a vital role in opening new customer channels, reducing execution risk on programs, and significantly improving the capital efficiency of scaling our platforms. Rather than attempting to build every function internally, we are forming a high-performing network of trusted partners to deliver comprehensive, field-ready solutions.

At the same time, we are strengthening our leadership team and operational talent across manufacturing, logistics, customer success, and regulatory compliance. This blend of internal execution capacity and external ecosystem collaboration allows us to scale more efficiently, support mission-critical programs with confidence, and drive sustained cash flow and profitability as we grow.

The Path Forward: Organizing for Impact

We believe the moment has come to organize this industry around scaled operations, unified platforms, and sustained delivery capacity. Fragmentation is the enemy of scalability, interoperability, and affordability. A platform is needed.

As we enter this new chapter, Ondas is calling for:

Consolidation of technical platforms under scaled operating entities

To meet the demands of national security customers, we believe we must reduce the fragmentation that exists across drone OEMs, sensor developers, supply chains and integration firms. By consolidating the most capable and complementary technologies under vertically integrated, ecosystem-engaged and mission-driven operating companies, we believe we can deliver interoperable, built-for-purpose systems faster, cheaper, and more reliably. Ondas is building the talent and external relationships to support this effort, which includes a dedicated, programmatic M&A team.

Investment in industrialization and global field support

The future of this industry will be shaped by companies that can manufacture, deploy, maintain, and sustain systems at global scale. That means building industrial capacity across production lines, supply chains, QA/QC processes paired with robust field support infrastructure including training, maintenance, spares, and operational readiness. At Ondas, we are investing in manufacturing and distribution partnerships in the U.S., Europe, and the Middle East to support the full lifecycle of our deployed systems.

Policy and capital alignment to accelerate deployment of autonomy in defense and critical security domains

Governments around the world are recognizing that autonomous systems grounded in AI and software-defined capabilities will define future defense, homeland security, and critical infrastructure operations. But for these systems to scale, there must be alignment between regulatory policy (airspace access, procurement frameworks, cybersecurity standards) and capital formation. We believe the U.S. public markets, through institutional and retail investors, will play a critical role in financing this transition. Patient, long-term and operations-focused growth capital must replace early-stage venture funding as the dominant force. Ondas is building the shareholder base to drive this transition and welcomes aligned partners to join us.

This is no longer about technology bets. This is about execution and delivering reliable, secure, and affordable systems at scale, where and when they are needed. Ondas is not only ready for this challenge. We aim to build the platform that will meet it.

In Closing

The stakes could not be higher. The future of autonomous defense and security is more than developing advanced technology platforms. It is service delivery of critical capabilities at scale.

At Ondas, we look to build the technology, operating and financial platforms that will meet this moment. With your continued support, we will not only lead this industry; we will help define it.

Thank you for your belief in our mission.

With respect and determination,

/s/ Eric Brock
Eric Brock
Chairman & CEO
Ondas Holdings Inc. (NASDAQ: ONDS)

Forward-Looking Statements

Statements made in this letter that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Information in this letter is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

5